Exhibit 99.2

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2015 and 2014

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

CONTENTS

Report of Independent Auditors	1 and 2

Financial Statements:

Combined Balance Sheets	3

Combined Statements of Operations and Comprehensive Income	4

Combined Statements of Shareholders’ and Members’ Equity	5

Combined Statements of Cash Flows	6

Notes to Combined Financial Statements	7 - 26

REPORT OF INDEPENDENT AUDITORS

Dejana Truck & Utility Equipment Company

Subsidiaries and Affiliates

Kings Park, New York

We have audited the accompanying combined financial statements of Dejana Truck & Utility Equipment Company Subsidiaries and Affiliates (the “Company”), which comprise the combined balance sheets as of December 31, 2015, 2014 and 2013, and the related combined statements of operations and comprehensive income, shareholders’ and members’ equity, and cash flows for each of the two years in the period ended December 31, 2015, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements.  The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.  Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Dejana Truck & Utility Equipment Company Subsidiaries and Affiliates as of December 31, 2015, 2014 and 2013, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2015, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matters

As discussed in Note 14 to the combined financial statements, the 2014 combined financial statements and 2013 combined balance sheet have been restated to reflect prior period adjustments.  Our opinion is not modified with respect to this matter.

We also draw attention to Note 15 to the combined financial statements which describes an asset sale by the Company in July 2016.  Our opinion is not modified with respect to this matter.

/s/ Margolin, Winer & Evans LLP

Garden City, New York

September 27, 2016

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

COMBINED BALANCE SHEETS

December 31,	2015	2014	2013
		(As Restated)	(As Restated)
ASSETS
Current Assets:
Cash and cash equivalents	$18,516,518	$13,065,764	$11,453,828
Marketable securities	1,999,005	1,999,005	2,130,855
Accounts receivable, net of allowance for doubtful accounts of $477,090, $525,513 and $460,513	19,710,665	16,695,526	14,997,443
Inventories	21,659,300	19,328,657	16,165,462
Truck chassis floor plan inventory	4,321,981	6,471,500	6,248,058
Prepaid expenses and other current assets	1,174,842	1,166,090	1,066,114

Total Current Assets	67,382,311	58,726,542	52,061,760

Property, Plant and Equipment - at cost, net of accumulated depreciation of $10,226,381, $8,971,891 and $8,109,927	20,711,776	20,184,395	17,255,618
Other Assets	373,477	300,191	299,977
Deferred Costs, net of amortization of $4,643, $3,214 and $1,786	5,357	6,786	8,214

Total Assets	$88,472,921	$79,217,914	$69,625,569

LIABILITIES AND EQUITY
Current Liabilities:
Floor plan obligations	$4,321,981	$6,471,500	$6,248,058
Current maturities of loan payable	120,000	120,000	120,000
Current maturities of equipment financing	210,341	203,810	—
Current maturities of mortgage notes payable	598,333	598,333	503,333
Accounts payable and accrued expenses	9,839,367	11,275,047	8,049,784
Payroll and sales tax payable	100,185	90,634	100,240
Current maturities of due to related parties	630,000	—	—

Total Current Liabilities	15,820,207	18,759,324	15,021,415

Long-term Liabilities:
Loan payable, less current maturities	—	120,000	240,000
Equipment financing, less current maturities	583,032	793,374	—
Mortgage notes payable, less current maturities	5,038,750	5,637,083	5,768,334
Due to related parties, less current maturities	920,000	1,550,000	1,550,000

Total Liabilities	22,361,989	26,859,781	22,579,749

Shareholders’ and Members’ Equity:
Common stock	2,311	2,311	2,411
Paid-in capital	11,712,074	11,712,074	11,241,511
Retained earnings and members’ capital	54,448,342	40,695,543	35,727,362
Accumulated other comprehensive income (loss) - Unrealized gain (loss) on marketable securities	(995)	(995)	75,436
Due from shareholders/members	(50,800)	(50,800)	(900)

Total Shareholders’ and Members’ Equity	66,110,932	52,358,133	47,045,820

Total Liabilities and Shareholders’ and Members’ Equity	$88,472,921	$79,217,914	$69,625,569

The accompanying notes are an integral part of these statements.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

COMBINED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME

Years Ended December 31,	2015	2014
		(As Restated)

Net Sales	$139,871,367	$113,125,291

Cost of Sales	102,071,020	84,251,687

Gross Profit	37,800,347	28,873,604

Operating Expenses:
Selling and shipping expenses	5,185,319	4,904,713
General and administrative expenses	12,878,409	11,460,265

Total Operating Expenses	18,063,728	16,364,978

Income from Operations	19,736,619	12,508,626

Other Income (Expense):
Interest and dividend income	27,434	13,122
Interest expense	(447,711)	(432,286)
Rent and miscellaneous income	162,017	206,446

Total Other Income (Expense)	(258,260)	(212,718)

Income Before Provision for Income Taxes	19,478,359	12,295,908

Provision for Income Taxes	31,560	12,904

Net Income	19,446,799	12,283,004

Other Comprehensive Loss
Unrealized loss on marketable securities, net of reclassification adjustments of $81,142 in 2014 for realized gains included in net income	—	(76,431)

Comprehensive Income	$19,446,799	$12,206,573

The accompanying notes are an integral part of these statements.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

COMBINED STATEMENTS OF SHAREHOLDERS’ AND MEMBERS’ EQUITY

			Retained		Accumulated
			Earnings	Due from	Other
	Common	Paid-In	and Members’	Shareholders/	Comprehensive
Years Ended December 31, 2015 and 2014	Stock	Capital	Capital	Members	Income (Loss)	Total

Balance - December 31, 2013, as previously reported	$2,411	$11,241,511	$36,041,217	$(900)	$—	$47,284,239

Prior Period Adjustments	—	—	(313,855)	—	75,436	(238,419)

Balance - December 31, 2013, as restated	2,411	11,241,511	35,727,362	(900)	75,436	47,045,820

Comprehensive Income:
Net income, as restated	—	—	12,283,004	—	—	12,283,004
Other comprehensive loss, as restated	—	—	—	—	(76,431)	(76,431)

Total Comprehensive Income, as restated	—	—	—	—	—	12,206,573

Liquidating Distributions, as restated	(100)	—	(470,563)	100	—	(470,563)

Contributions by Members, as restated	—	—	75,246	(50,000)	—	25,246

Capital Contribution, as restated	—	470,563	—	—	—	470,563

Distributions to Shareholders/Members	—	—	(6,919,506)	—	—	(6,919,506)

Balance - December 31, 2014, as restated	$2,311	$11,712,074	$40,695,543	$(50,800)	$(995)	$52,358,133

Balance - December 31, 2014, as previously reported	$2,411	$11,241,511	$41,235,218	$(50,900)	$—	$52,428,240

Prior Period Adjustments	(100)	470,563	(539,675)	100	(995)	(70,107)

Balance - December 31, 2014, as restated	2,311	11,712,074	40,695,543	(50,800)	(995)	52,358,133

Net Income	—	—	19,446,799	—	—	19,446,799

Contributions by Members	—	—	23,000	—	—	23,000

Distributions to Shareholders/Members	—	—	(5,717,000)	—	—	(5,717,000)

Balance - December 31, 2015	$2,311	$11,712,074	$54,448,342	$(50,800)	$(995)	$66,110,932

The accompanying notes are an integral part of these statements.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS

Years Ended December 31,	2015	2014
		(As Restated)
Cash Flows from Operating Activities:
Net income	$19,446,799	$12,283,004
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,374,402	1,117,201
Loss on sale of property and equipment	1,232	77,225
Provision for doubtful accounts	13,864	59,671
Realized gain on sale of marketable securities	—	(81,142)
(Increase) decrease in cash surrender value - key-employee life insurance	(5,786)	60,000
Changes in operating assets:
Accounts receivable	(3,029,003)	(1,757,754)
Inventories	(2,330,643)	(3,163,195)
Truck chassis floor plan inventory	2,149,519	(223,442)
Prepaid expenses and other current assets	(8,752)	(99,976)
Changes in operating liabilities:
Accounts payable and accrued expenses	(1,435,680)	3,225,263
Payroll and sales tax payable	9,551	(9,606)

Net Cash Provided by Operating Activities	16,185,503	11,487,249

Cash Flows from Investing Activities:
Purchase of property and equipment	(1,940,617)	(4,181,275)
Proceeds from sale of property and equipment	39,031	59,500
Proceeds from sale of securities	—	136,561
Premiums paid on key-employee life insurance	(60,000)	(60,000)
Increase in other assets	(7,500)	(214)

Net Cash Used in Investing Activities	(1,969,086)	(4,045,428)

Cash Flows from Financing Activities:
Floor plan obligations, net	$(2,149,519)	$223,442
Proceeds from mortgage note payable	—	475,000
Proceeds from equipment financing	—	1,073,575
Principal payments of loan payable	(120,000)	(120,000)
Principal payments of mortgage notes payable	(598,333)	(511,251)
Principal payments of equipment financing	(203,811)	(76,391)
Contributions by members	23,000	25,246
Liquidating distribution	—	(470,563)
Capital contribution	—	470,563
Distributions to shareholders/members	(5,717,000)	(6,919,506)

Net Cash Used in Financing Activities	(8,765,663)	(5,829,885)

Net Increase in Cash and Cash Equivalents	5,450,754	1,611,936

Cash and Cash Equivalents - beginning of year	13,065,764	11,453,828

Cash and Cash Equivalents - end of year	$18,516,518	$13,065,764

Supplemental Disclosure of Cash Flow Information -
Cash paid during the year for:
Interest	$449,829	$433,831
Income taxes	31,560	12,904

Supplemental Disclosure of Noncash Investing and Financing Activities -
During 2014, a $50,000 membership interest was issued in exchange for a receivable from the member in the same amount.

The accompanying notes are an integral part of these statements.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY

SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

1.	Nature of Business and Basis of Presentation

The combined financial statements include the accounts of the following entities, all of which are under common ownership and control (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated.

Huntington Hills Service Center, Inc. (“HHSC”) - HHSC is a holding company which wholly owns Dejana Realty of Huntington, LLC and Dejana Truck and Utility Equipment Co. Inc.

Dejana Truck and Utility Equipment Co. Inc. (“Dejana Truck NY”) -Dejana Truck NY’s operations involve the installation of utility and truck equipment onto truck chassis (“upfitting”), truck fleet maintenance and repairs, part sales and snow plow sales and installations to the New York metropolitan market.

Dejana Truck and Utility Equipment Co. of New England, Inc. (“Dejana Truck NE”) - Dejana Truck NE’s operations involve the installation of utility and truck equipment onto truck chassis (“upfitting”), truck fleet maintenance and repairs, part sales and snow plow sales and installations to the New England markets.

Dejana Truck and Utility Equipment Co. of Mid-Atlantic, LLC (“Dejana Truck MD”) - Dejana Truck MD’s operations involve the installation of utility and truck equipment onto truck chassis (“upfitting”), truck fleet maintenance and repairs, part sales and snow plow sales and installations to the Mid-Atlantic markets.

Dejana Truck Equipment of Greater Philadelphia, Inc. (“Dejana Truck GTR PA”) - Dejana Truck GTR PA’s operations involve the installation of utility and truck equipment onto truck chassis (“upfitting”), truck fleet maintenance and repairs, part sales and snow plow sales and installations to the New Jersey, Pennsylvania, and Philadelphia metropolitan markets.

Dejana Truck and Utility Equipment Co. of Pennsylvania, LLC (“Dejana Truck PA”) - Dejana Truck PA’s operations involve the installation of utility and truck equipment onto truck chassis (“upfitting”), specializing in the manufacture of specific custom builds for the utility cable industry.

Dejana Cargo and Van Body Equipment Company, Inc. (“Dejana Cargo”) - Dejana Cargo’s operations involve the manufacturing and installation of box truck equipment onto truck chassis (“upfitting”), sold mainly throughout the East Coast markets.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY

SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

Dejana Cargo and Van Interiors, Inc. and Dejana Cargo and Van Interiors of Jacksonville, Inc. (“Dejana Transit”) - Dejana Transit’s operations involve performing the ship through modifications on Ford Motor Company’s Transit Connect vehicle. As a Ship Through Modifier, the Company supplies its proprietary commercial-floor conversion kits and installs accessory packages (“upfitting”) before placing the Transit Connect vehicles back into the Ford Transportation System for delivery to dealership customers throughout the United States and Canada (see Note 14).

Dejana Aerial Equipment Company, LLC (“Dejana Aerial”) - Dejana Aerial’s operations involve the installation of aerial equipment onto truck chassis (“upfitting”).

Dejana Equipment Leasing Inc. (“Dejana Leasing”) - Dejana Leasing leases various truck and utility equipment primarily to fleet customers. However, Dejana Leasing had no operations during the years ended December 31, 2015 and 2014.

Dejana Realty Co. of New England, LLC (“Dejana Realty NE”) - Dejana Realty NE owns a plant and office facility in Smithfield, RI, which it leases to a third party (see Note 11).

Dejana Realty Co. of Baltimore, LLC (“Dejana Realty BA”) - Dejana Realty BA owns an office and plant facility located in Baltimore, MD, which it leases to Dejana Truck MD.

Dejana Realty Co. of New York, LLC (“Dejana Realty NY”) - Dejana Realty NY owns a rental residential building in Baltimore, MD.

Dejana Realty Holdings, LLC (“Holdings”) - Holdings owns the office and plant facility, located in Kings Park, NY, which is leased to Dejana Truck NY.

Dejana Kenwood, LLC (“Dejana Kenwood”) - Dejana Kenwood owned a rental residential building in Baltimore City, MD. This property was sold in December 2010.

Dejana Realty of Maryland, LLC (“Dejana Realty MD”) - Dejana Realty MD owns an office and plant facility located in Baltimore, MD, which is leased to Dejana Cargo.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY

SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

Dejana Eastbrook, LLC (“Dejana Eastbrook”) - Dejana Eastbrook owns a rental residential building in Baltimore, MD.

Dejana Rosedale, LLC (“Dejana Rosedale”) - Dejana Rosedale owns commercial property located in Baltimore, MD, which is used by Dejana Cargo, Dejana Transit, and Dejana Truck MD.

Dejana Realty of Huntington, LLC (“Dejana Realty HT”) - Dejana Realty HT owns a commercial building in Huntington, NY, which it leases to Dejana Truck NY.

Dejana Realty of New Jersey, LLC (“Dejana Realty NJ”) - Dejana Realty NJ owns an office and plant facility in Cinnaminson, NJ, which it leases to Dejana Truck GTR PA.

Dejana Island Realty, LLC (“Dejana Island Realty”) - Dejana Island Realty owns a residential building in Suffolk County, NY.

Dejana Realty of Smithfield, RI, LLC (“Dejana Realty Smithfield”) - Dejana Realty Smithfield owns an office and plant facility located in Smithfield, RI, which it leases to Dejana Truck NE.

Dejana Realty of Kings Park, NY, LLC (“Dejana Realty Kings Park”) - Dejana Realty Kings Park owns land located in Kings Park, NY.

2.	Summary of Significant Accounting Policies

Cash and cash equivalents - The Company considers cash and cash equivalents to include cash on hand, cash in various checking accounts at banks and investments in short term money market funds. The Company maintains cash and cash equivalents in various accounts, which at times may exceed federally insured limits.

Marketable securities - The Company accounts for its marketable securities in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 320, “Investments - Debt and Equity Securities.” In accordance with the provisions of FASB ASC 320, the Company’s marketable securities are classified as available for sale and are reported at their fair value. Fair value of mutual funds and other equity securities is based on quoted prices in active markets (Level 1 of the fair value hierarchy established under FASB ASC 820, “Fair Value Measurement”).

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY

SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

Accounts receivable - Accounts receivable are reported in the balance sheet at their outstanding principal balance net of an estimated allowance for doubtful accounts. Sales terms usually provide for payment within 30 days from the completion of the “upfitting” process. An allowance for doubtful accounts is estimated based upon a review of outstanding receivables, historical collection information, and existing economic conditions. During the years ended December 31, 2015 and 2014, bad debt expense of $13,864 and $59,671, respectively, was recognized and is reflected in general and administrative expenses. Accounts receivable are charged against the allowance when substantially all collection efforts cease. The Company’s sales arrangements generally do not provide for interest on past due amounts. Recoveries of accounts receivable previously charged off are recognized when received.

Inventories - Inventories are stated at the lower of cost, on a first-in, first-out basis, or market.

Property, plant and equipment - Property, plant and equipment are stated at cost. Depreciation of property, plant and equipment is computed on the straight-line method over the estimated useful lives (three to forty years) of the related assets.

The Company reviews its property, plant and equipment and other long-lived assets for impairment when there are indications that the carrying amounts of these assets may not be recoverable. No impairment losses were recognized during the years ended December 31, 2015 and 2014.

Deferred costs - Deferred costs, consisting of leasing commissions, are amortized using the straight-line method over the term of the respective lease.

Revenue recognition - Under the terms of the Company’s arrangements with its customers, title to and risk of loss for finished goods passes upon completion of the “upfitting” process. Accordingly, revenue is recognized upon completion of “upfitting.”

Service revenue from repairs and maintenance is recognized as the services are performed. Revenue from the sale of parts is recognized when the title and risk of loss transfers to the customer.

Sales tax - The Company collects sales tax from nonexempt customers, on certain sales transactions, and remits the entire amount to various states. The Company’s accounting policy is to exclude the tax collected and remitted to these states from revenue and cost of sales.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY

SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

Comprehensive income - FASB ASC 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income includes net income and other comprehensive income. Comprehensive income is defined as the change in net assets of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Other comprehensive income for the years ended December 31, 2015 and 2014 is presented in the combined statements of operations and comprehensive income.

Reclassification - Net sales and interest expense in the 2014 combined statement of operations and comprehensive income have been increased by $780,380 and $149,032, respectively, as reclassifications from cost of sales to conform to the 2015 presentation.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the carrying amounts of assets and liabilities, disclosure of contingent assets and liabilities, as well as the revenue and expenses reported for the period. Significant estimates include the valuation of accounts receivable, inventories and long-lived assets. Actual results could differ from those estimates.

Fair value of financial instruments - FASB ASC 825, “Financial Instruments,” requires disclosure of the fair value of certain financial instruments in the Company’s financial statements. The Company estimates that the fair value of its cash and cash equivalents, accounts receivable, floor plan obligations and accounts payable and accrued expenses approximate their carrying amounts due to the short maturity of these instruments. The estimated fair value of the Company’s long-term liabilities approximates their carrying amounts based on interest rates currently available to the Company. The carrying amount of the Company’s marketable securities approximates their fair value.

Income taxes - HHSC and its subsidiary Dejana Truck NY, Dejana Truck NE, Dejana Truck GTR PA, Dejana Cargo, Dejana Transit, and Dejana Leasing have elected to be taxed under the Subchapter S provisions of the Internal Revenue Code and the applicable state statutes. Pursuant to applicable tax regulations, the taxable income and tax credits of an electing corporation are passed through directly to the shareholders. Accordingly, the entities do not provide for Federal and state income taxes. The Company has made provisions for applicable minimum state taxes.

Dejana Truck MD, Dejana Aerial, Holdings, Dejana Realty NE, Dejana Realty BA, Dejana Realty NY, Dejana Kenwood, Dejana Realty MD, Dejana Rosedale, Dejana Eastbrook, Dejana Realty HT, Dejana Realty NJ, Dejana Island Realty, Dejana Realty Smithfield, and Dejana Realty Kings Park are all single member LLC’s. Pursuant to provisions of the Internal Revenue Code, each item of income, gain, loss, deduction or credit is reportable by the member.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY

SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

Dejana Truck PA, a limited liability company, is not subject to income taxes as an entity since taxable income or loss is reportable by its members. Effective January 1, 2015, Dejana Truck PA became a single member LLC.

The Company follows the provisions pertaining to uncertain tax positions of FASB ASC 740, “Income Taxes,” and has determined that there are no material uncertain tax positions that require recognition or disclosure in the financial statements.

Swap transaction - FASB ASC 815, “Derivatives and Hedging,” establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the combined balance sheets at fair value. For a derivative designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income (loss) and are recognized in the income statement when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings.

The Company uses derivative instruments to manage exposure to interest rate risks. The Company’s objectives for holding derivatives are to minimize the risks using the most effective methods to eliminate or reduce the impacts of this exposure. The Company is a party to an interest rate swap transaction with a termination date of November 2019 and a notional amount of $475,000 as of December 31, 2015 and 2014. The swap hedges the variable rate on the long-term debt (see Note 10). Under the swap, the Company pays a fixed interest rate of 2.89% on the notional amount and receives a LIBOR-based floating rate. The notional amount of the swap transaction amortizes in amounts corresponding to the note payable. The fair value of the swap was a liability of $2,000 and $3,000 as of December 31, 2015 and 2014, respectively. Accordingly, the Company has not recorded any asset or liability and has not recorded any comprehensive income or loss on the swap since the fair value of the swap is deemed insignificant.

Advertising - The Company expenses the costs of advertising as incurred, which totaled $857,526 and $708,322 for the years ended December 31, 2015 and 2014, respectively.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY

SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

Shipping and handling - Shipping and handling costs incurred during the years ended December 31, 2015 and 2014 were $172,614 and $137,501, respectively, and are included as a component of selling and shipping expenses.

Subsequent events - The Company has evaluated events and transactions for potential recognition or disclosure through September 27, 2016, the date the financial statements were available to be issued.

3.	Marketable Securities	Marketable securities classified as available for sale at December 31, 2015, 2014 and 2013 consist of municipal bond funds and other equity securities as follows:

	December 31, 2015	December 31, 2014	December 31, 2013
Municipal Bond Funds:
Cost	$2,000,000	$2,000,000	$2,000,000
Gross unrealized holding losses	(995)	(995)	(2,980)

Fair value	$1,999,005	$1,999,005	$1,997,020

Other Equity Securities:
Cost	$—	$—	$55,419
Gross unrealized holding gains	—	—	78,416

Fair value	$—	$—	$133,835

Total Marketable Securities:
Cost	$2,000,000	$2,000,000	$2,055,419
Unrealized holding gains (losses)	(995)	(995)	75,436

Fair value	$1,999,005	$1,999,005	$2,130,855

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

4.	Property, Plant and Equipment	Property, plant and equipment are summarized as follows:

			Estimated
			Useful
		Depreciation	Lives in	December 31,	December 31,	December 31,
		Method	Years	2015	2014	2013

Land		-	-	$4,959,906	$4,750,608	$3,763,913
Construction in progress		-	-	64,020	1,722,951	484,386
Buildings and improvements		Straight line	7 - 40 years	16,887,657	14,375,123	14,138,137
Machinery and equipment		Straight line	3 - 7 years	5,523,416	5,154,421	4,156,814
Furniture and fixtures		Straight line	5 - 7 years	520,496	468,722	450,837
Autos and trucks		Straight line	5 - 7 years	2,982,662	2,684,461	2,371,458
				30,938,157	29,156,286	25,365,545
Less accumulated depreciation				10,226,381	8,971,891	8,109,927

Property, plant and equipment, net				$20,711,776	$20,184,395	$17,255,618

5.	Inventories	Inventories consist of the following:

	December 31,	December 31,	December 31,
	2015	2014	2013

Upfitting equipment, components and parts	$18,472,710	$16,844,997	$14,009,505

Work in process	3,186,590	2,483,660	2,155,957

	$21,659,300	$19,328,657	$16,165,462

6.	Cash Surrender Value - Key Employee Life Insurance and Deferred Compensation Agreements

Life insurance policies have been purchased by the Company intended to fund the deferred compensation agreements for certain key employees.  Total balance for cash surrender value for key employee life insurance is approximately $66,000 as of December 31, 2015 and is included in Other Assets.  Total balance for cash surrender value for key employee life insurance was $-0- as of December 31, 2014 and 2013.

Deferred compensation agreements have been provided for certain key employees of the Company.  Vesting is based on a cliff-vesting provision and occurs on the stated dates of retirement of the employees ranging from September 2023 to October 2036.  The deferred compensation amount is due in a lump-sum and is based on the cash surrender value of the key-employee life insurance policy as of the date of retirement.  No accruals for deferred compensation have been provided for as of December 31, 2015, 2014 and 2013, as management believes the liability to be immaterial.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

7.	Warranty Costs

Estimated future warranty costs are accrued and charged to cost of sales in the period the related revenue is recognized.  Liability estimates are determined based on management’s judgment considering such factors as historical experience, the likely current cost of corrective action and manufacturer participation in sharing the cost of corrective action.  Management believes no warranty reserve is necessary as of December 31, 2015, 2014 and 2013.

8.	Related Party Transactions

At December 31, 2015, 2014 and 2013, the Company had a 5%, interest only, unsecured note payable to an officer of the Company in the amount of $920,000. Interest expense related to the note payable for each of the years ended December 31, 2015 and 2014 amounted to $46,000. The note is due on demand but the parties have agreed the note will not be called before July 1, 2017.

At December 31, 2015, 2014 and 2013, the Company had a 5%, interest only, unsecured note payable to a family trust established by an officer of the Company in the amount of $630,000.  Interest expense related to the note payable for each of the years ended December 31, 2015 and 2014 amounted to $31,500.  The note is due on demand but the parties have agreed that the note would not be called before January 1, 2016.

9.	Shareholders’ Equity	The details of common stock and paid-in capital are as follows:

		2015 and 2014		2013
		Common	Paid-in	Common	Paid-in
		Stock	Capital	Stock	Capital

HHSC
No par value,
200 shares authorized,
200 shares issued		$2,000	$937,822	$2,000	$937,822

Dejana Truck NE
No par value,
200 shares authorized,
200 shares issued		100	174,102	100	174,102

Dejana Cargo
No par value,
1,000 shares authorized,
1,000 shares issued		100	9,318,146	100	9,318,146

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

	2015 and 2014		2013
	Common	Paid-in	Common	Paid-in
	Stock	Capital	Stock	Capital

Dejana Leasing
$.01 par value,
200 shares authorized,
100 shares issued	$1	$6,201	$1	$6,201

Dejana Truck GTR PA
No par value,
10 shares authorized,
10 shares issued	100	—	100	—

Dejana Transit
Dejana Cargo and
Van Interiors, Inc.
$1 par value,
10 shares authorized,
10 shares issued	10	1,275,803	10	793,822

Dejana Cargo and Van
Interiors of Jacksonville, Inc.
No par value,
600 shares authorized,
100 shares issued	—	—	100	11,418

	$2,311	$11,712,074	$2,411	$11,241,511

10.	Floor Plan Obligations, Equipment Financing and Mortgage Notes

Floor plan obligations - The Company has a floor plan note for up to $10,000,000.  Upon bank approval, the Company may increase its $10,000,000 borrowing by an additional $3,000,000 for a total of $13,000,000.  The current terms of the line of credit are contained in the fifth amendment dated June 30, 2015.  The line of credit was set to expire on June 30, 2016 but was extended to June 30, 2017 per the sixth amendment dated June 30, 2016.  The floor plan agreement is similar to the bailment pool agreements as the Company receives truck chassis on upfitting service installations.  The note bears interest at an adjusted LIBOR rate, which was 1.99%, 1.91%, and 2.42% as of December 31, 2015, 2014 and 2013, respectively.  Dejana Truck NY, Dejana Truck NE, Dejana Truck MD, Dejana Truck GTR PA, Dejana Cargo and Dejana Transit are obligated under the loan which is guaranteed by HHSC, Dejana Aerial, Dejana Leasing and Dejana Truck PA, and is collateralized by a security interest in the assets of Dejana Truck NY, Dejana Truck NE, Dejana Truck MD, Dejana Truck GTR PA, Dejana Cargo, and Dejana Transit.  The obligation under the floor plan agreement as of December 31, 2015, 2014 and 2013 is $4,321,981, $6,471,500 and $6,248,058, respectively.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

During 2015 and 2014, the Company incurred approximately $113,000 and $138,000 in interest on the floor plan arrangements, respectively.

Letters of credit - In June 2014, Dejana Realty NJ obtained an irrevocable letter of credit issued by JP Morgan Chase for $14,554 with an original expiration date of June 14, 2015, and automatically extended for periods of one year, in favor of the Township of Cinnaminson, NJ (the “Township”). The Township required the letter of credit to ensure that the office and plant facility in Cinnaminson, NJ owned by Dejana Realty NJ is maintained free of defects. In November 2015, Dejana Realty NJ obtained an additional irrevocable letter of credit issued by JP Morgan Chase for $187,626 with an expiration date of November 10, 2017, in favor of the Township. The Township required the letter of credit as part of site improvements to be performed by Dejana Realty NJ.

Mortgage notes - On February 28, 2012, Dejana Realty NJ obtained an $825,000 mortgage loan, which was used to finance the purchase of property (with a carrying amount of approximately $3,156,000 at December 31, 2015) in Cinnaminson, NJ.  The loan is payable over fifteen years in equal monthly principal installments of $4,583.  The interest rate is 3.04% and the loan is secured by Dejana Realty NJ’s property.  The loan is guaranteed by Dejana Truck NY, Dejana Truck NE, Dejana Truck MD, Dejana Truck GTR PA, Dejana Cargo, Dejana Transit and HHSC (collectively referred to as the “Guarantors”).

On February 28, 2012, Dejana Realty MD obtained a $2,475,000 mortgage loan, which was used to finance the construction of an office and plant facility in Smithfield, RI.  The loan is payable over fifteen years in equal monthly principal installments of $13,750.  The interest rate is 3.04% and the loan is secured by the property owned by Dejana Realty MD (with a carrying amount of approximately $2,161,000 at December 31, 2015). The loan is guaranteed by the Guarantors.

On March 20, 2013, Dejana Realty Smithfield obtained a $2,000,000 mortgage loan secured by a building owned by Dejana Realty Smithfield (with a carrying amount of approximately $5,055,000 at December 31, 2015).  The loan bears interest at a rate of 3.17% per annum and is payable over fifteen years in equal monthly principal installments of $11,111, commencing April 20, 2013. On October 11, 2013, Dejana Realty Smithfield obtained an additional $1,500,000 mortgage loan, secured by the same building. The loan which bears a fixed rate of 3.24% is payable over ten years in equal monthly principal installments of $12,500.  The loans are guaranteed by the Guarantors.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

On October 31, 2014, Dejana Realty Kings Park obtained a $475,000 mortgage loan, which was used to finance the purchase of land next to the facility in Kings Park, NY. The loan is payable over five years in equal monthly principal installments of $7,917. The loan bears interest at LIBOR (0.42% at December 31, 2015) plus 1.50%. In conjunction with the mortgage loan, the Company effectively fixed the interest rate under a related swap agreement (see Note 2). The loan is secured by property owned by Dejana Realty Kings Park (with a carrying amount of approximately $987,000 at December 31, 2015) and is guaranteed by the Guarantors, Dejana Truck PA, Dejana Aerial, Dejana Leasing and a shareholder/member of the Company. The loan was paid off and the swap transaction was terminated in September 2016.

Interest incurred on the mortgage notes, included interest related to the swap agreement, for the years ended December 31, 2015 and 2014 was $187,764 and $192,395, respectively.

Equipment financing - The Company has financed various equipment purchases as follows:

Effective May 29, 2014, Dejana Cargo is obligated pursuant to the terms of a $644,375 financing agreement for the purchase of equipment.  The loan is payable in monthly installments of $11,602 including interest at 3.08%, secured by the equipment, and due in June 2019.

Effective September 17, 2014, Dejana Truck NY is obligated pursuant to the terms of a $260,566 financing agreement for the purchase of equipment.  The loan is payable in monthly installments of $4,723 including interest at 3.35%, secured by the equipment, and due in October 2019.

Effective October 29, 2014, Dejana Truck NY is obligated pursuant to the terms of a $110,219 financing agreement for the purchase of equipment.  The loan is payable in monthly installments of $1,988 including interest at 3.16%, secured by the equipment, and due in November 2019.

Effective October 29, 2014, Dejana Truck GTR PA is obligated pursuant to the terms of a $58,412 financing agreement for the purchase of equipment.  The loan is payable in monthly installments of $1,054 including interest at 3.17%, secured by the equipment, and due in November 2019.

Interest incurred on the equipment financing loans for the years ended December 31, 2015 and 2014 was $28,588 and $12,418, respectively.

The equipment financing loans were paid off in July 2016 with the operating cash flows of the Company.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

		Principal payment requirements - Principal payments on the mortgage notes, equipment financing and acquisition of business note (Note 13) are due as follows:

					Acquisition
			Mortgage	Equipment	of Business
			Notes	Financing	Note	Total

		Years ending December 31,
		2016	$598,333	$210,341	$120,000	$928,674
		2017	598,333	217,080	—	815,413
		2018	598,333	224,037	—	822,370
		2019	590,416	141,915	—	732,331
		2020	503,333	—	—	503,333
		Thereafter	2,748,335	—	—	2,748,335

			$5,637,083	$793,373	$120,000	$6,550,456

11.	Commitments and Contingencies	Operating leases, as lessee - The Company leases various facilities under long term operating leases. The minimum annual rentals are as follows:

		Years ending December 31,
		2016			$137,000
		2017			36,000
		2018			36,000
		2019			36,000
		2020			36,000
		Thereafter			513,000

		Total			$794,000

Rent expense for the years ended December 31, 2015 and 2014 was approximately $250,000 and $302,000, respectively and is primarily included in cost of sales.  See Note 15.

Operating leases, as lessor - The Company leases a plant and office facility in Smithfield, RI to an unrelated party.  Minimum future rental income for the years ending December 31 is summarized as follows:

2016	$99,015
2017	101,490
2018	104,028
2019	79,475
$384,008

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

Rental income for the years ended December 31, 2015 and 2014 was $96,600 and $96,000, respectively.

Truck manufacturer bailment pool agreements - The Company receives, on consignment, truck chassis on which it performs upfitting service installations under “bailment pool” arrangements with major truck manufacturers.  The Company never receives title to the truck chassis.  The aggregate value of all bailment pool chassis on hand as of December 31, 2015, 2014 and 2013 is $21,469,494, $6,675,884 and $7,478,188, respectively. The Company is responsible to the manufacturer for interest on chassis held for upfitting. Interest rates vary depending on the number of days in the bailment pool. As of December 31, 2015, rates were based on prime (3.50% at December 31, 2015, and 3.25% at December 31, 2014 and 2013) plus a margin ranging from 0% to 8%.

During 2015 and 2014, the Company incurred approximately $40,000 and $11,000 in interest on the bailment pool arrangement, respectively.

12.	Defined Contribution Retirement Plan

The Company maintains a 401(k) plan, which covers substantially all of its employees. Under the provisions of the plan, eligible employees may defer a percentage of their compensation subject to the Internal Revenue Service limits. The Company has elected to contribute an amount equal to the employee’s contributions up to a maximum of 4% of the employee’s eligible compensation. Matching contributions to the plan during 2015 and 2014 approximated $289,000 and $246,000, respectively.

13.	Acquisition of Business

In connection with the acquisition of business in July 2013, the Company paid cash consideration of $440,000 and issued a note for $360,000 payable in equal annual installments of $120,000 beginning July 2014.

14.	Prior Period Adjustments

Shareholders’ and members’ equity as of December 31, 2014 and 2013 have been adjusted to correct errors for the following:

•                                          Inventory Costing - Inventories have been increased by $409,321 and $170,752 as of December 31, 2014 and 2013, respectively, as a result of certain inventory related costs not being reflected in their unit cost. Accordingly, Cost of Sales has been decreased by $238,569 for the year ended December 31, 2014.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

•                                        Inventory Reserve - Inventories have been decreased by $141,923 and $123,823 as of December 31, 2014 and 2013, respectively, as a result of the Company’s review of inventory on hand. Accordingly, Cost of Sales has been increased by $18,100 for the year ended December 31, 2014.

•                                        Accrual of Vacation Pay - Accounts payable and accrued expenses have been increased by $312,505 and $260,348 as of December 31, 2014 and 2013, respectively, as a result of the Company’s review of its vacation policy. Accordingly, Cost of Sales, Selling and Shipping Expenses, and General and Administrative Expenses have been increased by $33,998, $2,025, and $16,134, respectively, for the year ended December 31, 2014.

•                                        Cash Surrender Value of Key Employee Life Insurance - Prepaid expenses and other current assets have been decreased by $25,000 as of December 31, 2014 and 2013, as a result of the Company’s review of the total cash value of key employee life insurance policies. There was no effect on the combined statement of operations and comprehensive income for the year ended December 31, 2014.

•                                        Dejana Cargo and Van Interiors of Jacksonville, Inc. (“Dejana Jax”) - Dejana Jax, a separate affiliate combined with Dejana Transit ceased operations on December 31, 2014 and a liquidating distribution was made to the shareholder and subsequently recontributed to Dejana Cargo and Van Interiors, Inc. The liquidation of Dejana Jax did not result in a material loss or any significant impact to the ongoing operations of the Company.

Due to the liquidation of Dejana Jax and the resulting liquidating distribution to the shareholder and subsequent contribution to Dejana Cargo and Van Interiors, Inc., retained earnings and members’ capital have been decreased by $470,563 with a corresponding increase in paid-in capital as of December 31, 2014. Additionally, common stock decreased by $100 with a corresponding decrease in Due from Shareholders as of December 31, 2014.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

•                                        Accumulated Other Comprehensive Income - Accumulated Other Comprehensive Income (Loss) has been increased (decreased) by $(995) and $75,436 with a corresponding change in Retained Earnings and Members’ Capital as of December 31, 2014 and 2013, respectively, due to unrealized holding gains on marketable securities classified as available for sale previously reported in income. Accordingly, Miscellaneous Income has been increased by $76,431 with a corresponding change to Other Comprehensive Loss for the year ended December 31, 2014.

The financial information included in the accompanying 2014 combined financial statements, 2013 combined balance sheet and notes thereto reflect the effects of the corrections and other adjustments described in the preceding discussion and tables.

The principal effects of the restatement on each affected line item of the Company’s December 31, 2014 combined financial statements and 2013 combined balance sheet are summarized as follows:

	December 31,	December 31,
	2014	2013
	Increase	Increase
	(Decrease)	(Decrease)

Combined Balance Sheets:

Inventories	$267,398	$46,929
Other current assets	(25,000)	(25,000)
Accounts payable and accrued expenses	312,505	260,348
Common stock	(100)	—
Paid-in capital	470,563	—
Retained earnings and members’ capital	(539,675)	(313,855)
Accumulated other comprehensive income	(995)	75,436
Due from shareholders	(100)	—

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

			Year Ended
			December 31,
			2014
			Increase
			(Decrease)

		Combined Statement of Operations and Comprehensive Income, and Statement of Shareholders’ and Members’ Equity

		Cost of sales	$(186,471)
		Selling and shipping expenses	2,025
		General and administrative expenses	16,134
		Miscellaneous income	76,431
		Net income	244,743
		Liquidating distributions	470,563
		Capital contribution	470,563
		Other comprehensive loss	(76,431)

			Cash
			Inflow
			(Outflow)

		Combined Statements of Cash Flows:

		Cash flows from operating activities:
		Net income	$244,743
		Unrealized gain on marketable securities	(76,431)
		Decrease in cash surrender value - key-employee life insurance	60,000
		Changes in operating assets:
		Inventories	(220,469)
		Accounts payable and accrued expenses	52,157
		Cash flows from investing activities - Premiums paid on key-employee life insurance	(60,000)
		Cash flows from financing activities:
		Liquidating distribution	(470,563)
		Capital contribution	470,563

15.	Subsequent Events

In July 2016, pursuant to an Asset Purchase Agreement (the “Agreement”), the Company sold substantially all of the assets held by Dejana Truck NY, Dejana Truck NE, Dejana Truck MD, Dejana Truck GTR PA, Dejana Truck PA, Dejana Cargo, Dejana Transit and Dejana Aerial (collectively, the “Operating Entities”) to an unrelated third party

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

(the “Purchaser”) for a cash purchase price of $180 million, subject to working capital and other adjustments. Of the $180 million cash purchase price, $18 million was deposited into an escrow account by the Purchaser to be disbursed upon satisfaction of certain terms outlined in the Agreement. As part of the Agreement, the Purchaser also assumed certain liabilities and contracts of the Operating Entities. In addition, the Agreement provides for potential earn out payments of up to $26 million, in the aggregate, contingent on the financial performance of the acquired business for each of the years ending December 31, 2016, 2017 and 2018.

Under the Agreement, substantially all long-term operating leases, as lessee, were assigned and assumed by the Purchaser except for the long-term operating lease to Dejana Truck NY which was sub-leased to the Purchaser in July 2016 (see Note 11 and see below). The Company was not released by the lessors from its obligations under any of the leases assumed by the Purchaser.

Prior to the sale transaction, the annual rentals relating to the intercompany leases for office and plant facilities that were leased to Dejana Truck NY, Dejana Truck NE, Dejana Truck MD, Dejana Truck GTR PA, Dejana Cargo and Dejana Transit, as described in Note 1, were eliminated in combination. The future minimum annual rentals associated with these leases approximated $7,005,000. In connection with the sale transaction, these lease agreements were terminated and the Company executed new lease agreements in July 2016 with the Purchaser.

Future minimum rental income based on the new lease and sub-lease agreements is as follows:

Years ending December 31,

	Lease	Sub-lease
	Agreements	Agreement	Total

2016	$792,750	$18,000	$810,750
2017	1,585,500	36,000	1,621,500
2018	1,585,500	36,000	1,621,500
2019	1,585,500	36,000	1,621,500
2020	1,585,500	36,000	1,621,500
Thereafter	8,720,250	513,000	9,233,250

	$15,855,000	$675,000	$16,530,000

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma balance sheet of the Company as of December 31, 2015 has been prepared by management after giving effect to the Company’s sale of substantially all of the assets held by the Operating Entities and the assumption by the Purchaser of certain related liabilities, repayment of the equipment financing loans as described in Note 10, collections and repayments of the Company’s intercompany receivables and payables and the distribution of the remaining operating cash flows of the Operating Entities had the transactions occurred on December 31, 2015. The pro forma financial information should be read in conjunction with historical financial information and is not necessarily indicative of the balance sheet at December 31, 2015 had the above mentioned transactions actually occurred at that date.

UNAUDITED PROFORMA FINANCIAL INFORMATION

Dejana Truck & Utility Equipment Company Subsidiaries and Affiliates

BALANCE SHEET

December 31,	2015

ASSETS

Current Assets:
Cash and cash equivalents	$7,815,877
Marketable securities	1,999,005
Prepaid expenses and other current assets	54,364

Total Current Assets	9,869,246

Property, Plant and Equipment - net	15,735,224

Sales Proceeds Held in Escrow	18,000,000

Other Assets	10,000

Deferred Costs - net of amortization	5,357

Total Assets	$43,619,827

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

LIABILITIES AND EQUITY

Current Liabilities:
Current maturities of mortgage notes payable	$598,333
Accounts payable and accrued expenses	1,000

Total Current Liabilities	599,333

Mortgage Notes Payable, less current maturities	5,038,750

Due to Related Parties	920,000

Total Liabilities	6,558,083

Shareholders’ and Members’ Equity:
Common stock	2,000
Paid-in capital	937,823
* Retained earnings and members’ capital	36,173,216
Accumulated other comprehensive loss	(995)
Due from shareholders/members	(50,300)

Total Shareholders’ and Members’ Equity	37,061,744

Total Liabilities and Shareholders’ and Members’ Equity	$43,619,827

*	Net of approximately $162,000,000 of sale proceeds distributed to the shareholders/members of the Company.

On August 12, 2016, the Company acquired real property in Pennsylvania for a purchase price of approximately $2,300,000, through Dejana Realty of PA, LLC (newly formed in March 2016) to be leased to the Purchaser.